EXHIBIT 23.1
                                                             ------------


                               ARTHUR ANDERSEN LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement no. 33-99110 on Form S-3 for ThermoSpectra Corporation, of our report dated February 12, 1996 included in ThermoSpectra Corporation's Annual Report on Form 10-K for the year ended December 30, 1995 and our report dated June 14, 1996 (except with respect to the matter discussed in Note 7, as to which the date is August 5,
        1996) included in ThermoSpectra Corporation's Form 8K-A (no. 1-13876), and to all references to our Firm included in this registration statement.

                                                /S/Arthur Andersen LLP



        Boston, Massachusetts
        October 22, 1996










        AA962990004